                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF ELECTRO SCIENTIFIC INDUSTRIES, INC.:

     The Annual Meeting of Shareholders of Electro Scientific Industries, Inc.
(ESI) will be held at ESI's Offices, 14000 NW Science Park Drive, Portland, Oregon, on Friday, September 22, 1995 at 1:00 p.m. Pacific time, for the following purpose:

     1.   Electing three directors for a term of three years.

     2.   Amending the 1989 Stock Option Plan.

     3.   Voting on the selection of independent auditors for the Company.

     4. Transacting such other business as may properly come before the meeting.


     Only shareholders of record at the close of business on July 21, 1995 will be entitled to vote at the annual meeting.

     You are requested to date and sign the enclosed proxy and return it by mail. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.
                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Larry T. Rapp
                                   Corporate Secretary


Portland, Oregon
August 17, 1995

                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
                                 PROXY STATEMENT


     The mailing address of the principal executive offices of the Company is 13900 NW Science Park Drive, Portland, Oregon 97229-5497. The approximate date this proxy statement and the accompanying proxy form are first being mailed to shareholders is August 17, 1995.

     The Company's Annual Report for the fiscal year ended May 31, 1995 is transmitted with the proxy statement.

                     SOLICITATION AND REVOCABILITY OF PROXY

     The enclosed proxy is solicited on behalf of the Board of Directors of Electro Scientific Industries, Inc., an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on September 22, 1995. The Company will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of the Company. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Common Stock is the only outstanding authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the Annual Meeting is July 21, 1995. On that date there were 8,392,123 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

     The following table shows ownership of the Common Stock of the Company on May 31, 1995 by each person who, to the knowledge of the Company, owned beneficially more than 5 percent of the Common Stock.

      NAME AND ADDRESS          AMOUNT AND NATURE OF       APPROXIMATE
    OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(1)      PERCENT
    -------------------         -----------------------      -------
Fidelity Management and
  Research Corp.                    821,250(2)                  9.98
82 Devonshire St.
Boston, MA  02109

J & W Seligman & Co., Inc.          854,000(3)                 10.38
100 Park Avenue
New York, NY  10017


----------
(1) Shares are held directly with sole investment and voting power unless otherwise indicated.
(2) Based solely on information provided as of June 15, 1995 in a Schedule 13G filed by the shareholder.
(3) Based solely on information provided as of June 14, 1995 in a Schedule 13G filed by the shareholder.


     The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Company's Common Stock as of May 31, 1995, by each Director, each Executive Officer in the Summary Compensation Table, and by all Directors and Executive Officers as a group.


    NAME                          AMOUNT AND NATURE OF        APPROXIMATE
OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)     PERCENT
-------------------               -----------------------     -------
David F. Bolender                             50,571(2)          *
Larry L. Hansen                                9,987             *
Barry L. Harmon                                6,907(3)          *
Mark W. Klug                                   6,585(4)          *
Dr. W. Arthur Porter                           7,500(5)          *
Vernon B. Ryles, Jr.                             ---             *
Douglas C. Strain                            240,563(6)       2.9%
Vern R. Swearingen                             5,718(7)          *
Edward J. Swenson                              2,466(8)          *
Keith L. Thomson                                 400             *
Donald R. VanLuvanee                          47,385(9)          *
18 Director and executive
officers as a group                          399,783(10)      4.8%

_____________________
*Less than 1 percent.


(1) Shares are held directly with sole investment and voting power unless otherwise indicated.
(2) Includes 18,000 shares owned by Mr. Bolender's wife, as to which he disclaims beneficial ownership and includes 633 shares that are subject to stock options currently exercisable.
(3) Includes 5,081 shares that are subject to stock options currently exercisable.
(4) Includes 4,978 shares that are subject to stock options currently exercisable.
(5) Includes 7,500 shares that are subject to stock options currently exercisable.
(6) Includes 21,297 shares owned by Mr. Strain's wife and 20,000 shares owned by Douglas C. Strain and Leila Cleo Strain Charitable Remainder Trust, as to which he disclaims beneficial ownership.
(7) Includes 4,696 shares that are subject to stock options currently exercisable.
(8) Includes 2,466 shares that are subject to stock options currently exercisable.
(9) Includes 43,448 shares that are subject to stock options currently exercisable or exercisable within 60 days of May 31, 1995.
(10) Includes 87,283 shares that are subject to stock options currently exercisable or exercisable within 60 days of May 31, 1995.

                        PROPOSAL 1:  ELECTION OF DIRECTORS

     Pursuant to the Company's Bylaws, the Board of Directors is divided into three classes, and the term of office of one class expires each year. The term of Donald R. VanLuvanee, Larry Hansen and Vernon B. Ryles, Jr. expire in 1995. Mr. VanLuvanee, Mr. Hansen and Mr. Ryles are nominees for re-election. Under Oregon law, if a quorum of shareholders is present at the 1995 Annual Meeting, the three nominees for election as Directors who receive the greatest number of votes cast at the meeting shall be elected Directors. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for Mr. VanLuvanee, Mr. Hansen and Mr. Ryles. If any of the nominees for Director at the 1995 Annual Meeting becomes unavailable for election for any reason (none being known), the proxy holders will have discretionary authority to vote pursuant to the proxy for a suitable substitute or substitutes.

     The following table briefly describes the Company's nominees for Directors and the Directors whose terms will continue. Except as otherwise noted, each has held his principal occupation for at least five years.


NAME, AGE, PRINCIPAL OCCUPATION                             DIRECTOR      TERM
   AND OTHER DIRECTORSHIPS                                    SINCE      EXPIRES
-------------------------------                             --------     -------

NOMINEES

LARRY L. HANSEN, 66, retired in 1992 from the position of   1986            1995
Executive Vice President of Tylan General Inc.,
a manufacturer of high technology components for
industrial processes located in San Diego, California.
Prior to December 1988 he was Executive Vice President
and a Director of Varian Associates, Inc., an electronics
manufacturer located in Palo Alto, California.  Mr. Hansen
is a Director of Signal Technology, Micrel, Inc. and Tylan
General, Inc.  Mr. Hansen is a member of the compensation
committee of the Board of Directors.

VERNON B. RYLES, JR., 57, President and CEO of Poppers      1995            1995
Supply Co., a manufacturer of popcorn snacks and
jobber/distributor of recreational food and equipment.
In addition, he is a managing partner of Multnomah Land &
Equipment, an industrial leasing firm, and on the Board of
Directors of Northwest Pipe & Casing, a manufacturer of
steel pipe.  He is a Director and former Board Chairman
of the National Association of Concessionaires and on the
Advisory Council of the Oregon State University Agricultural
Trade and Marketing Program.  Mr. Ryles joined ESI's Board
of Directors on March 30, 1995.  Mr. Ryles is a member of
the audit committee of the Board of Directors.

DONALD R. VANLUVANEE, 51, President and Chief Executive     1992            1995
Officer of the Company since July 1992.  From 1991 to
July 1992, Mr. VanLuvanee was President, Chief Executive
Officer and a Director at Mechanical Technology
Incorporated (MTI), a supplier of contract research and
development services and a manufacturer of technologically
advanced equipment.  From 1990 to 1991, he was President
and Chief Executive Officer of BCT Spectrum, Inc., a
supplier of vacuum deposition systems.  From 1984 to 1990,
he was President, Chief Operating Officer and a Director
of Kulicke and Soffa Industries, Inc., a supplier of capital equipment and consumables to the microelectronics industry.


DIRECTORS WHOSE TERMS CONTINUE

DAVID F. BOLENDER, 63, retired in 1991 from the position    1988            1997
of President of the Electric Operations Group of PacifiCorp,
a diversified public utility located in Portland, Oregon.
Mr. Bolender is a Director of United States National Bank
of Oregon and Benson Industries Incorporated.  In January
1992, Mr. Bolender became Chairman of the Board of the
Company.  Mr. Bolender is a member of the compensation
committee of the Board of Directors.

W. ARTHUR PORTER, 54, President of the Houston
Advanced Research Center, Adjunct Professor of Electrical   1980            1996
Engineering at Rice University.  Dr. Porter is a Director
of Stewart Information Services Corporation and DaVinci
Scientific Corporation.  Dr. Porter, formerly Chairman
of the Board of Directors, serves as chairman of the audit
committee of the Board of Directors.

                                        4


DOUGLAS C. STRAIN, 75,  Vice Chairman of the Board of       1949            1996
Directors, formerly Chairman of the Board.  Mr. Strain
founded ESI.  Mr. Strain is also a Director of Lattice
Semiconductor Corporation.  Mr. Strain is chairman of the
compensation committee of the Board of Directors.

KEITH L. THOMSON, 56,  Vice President of Intel Corporation  1994            1997
and Oregon Site Manager.  Mr. Thomson joined Intel in 1969
and moved to the Intel, Oregon operation in 1978.  Prior
to that he worked for Lockhead Missiles and Space
Corporation and the Semiconductor Division of Fairchild
Camera and Instruments.  Mr. Thomson was elected to the
Board of Directors on June 15, 1994.



                               BOARD COMPENSATION

     The Board of Directors met eight times during the last fiscal year, of which five were telephone meetings. Each Director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and the committees of which he was a member. Each director who is not an employee of the Company receives an annual retainer of $8,000, plus $700 for each board meeting attended and $400 for each committee meeting attended. No payment is made for telephone meetings. For services as Chairman of the Board, Mr. Bolender has received (1) $2,000 per month, and (2) stock options with 10-year terms and 4-year vesting schedules for 2,430 shares at $9.875 per share granted on April 22, 1994, 100 shares at $9.875 per share granted on April 22, 1994, and 110 shares at $24.00 per share granted on March 30, 1995. Also, Mr. Strain receives $1,200 each month for consulting services.


                                BOARD COMMITTEES

     The Board of Directors has standing audit and compensation committees. The compensation committee makes recommendations to the Board of Directors concerning officers' compensation and the Company's stock option plans and may exercise certain general powers of the Board. It met three times in fiscal year 1995. The audit committee meets with management, and with representatives of ESI's outside auditing firm, Arthur Andersen LLP without the presence of management. The audit committee met two times in fiscal year 1995 to review the scope, timing and fees for the annual audit and the results of the audit.

     Shareholders who wish to submit names for consideration for Board membership should do so in writing addressed to the Board of Directors, c/o Chairman of the Board, Electro Scientific Industries, Inc., 13900 NW Science Park Drive, Portland, Oregon 97229-5497.

                             EXECUTIVE COMPENSATION

     The following table shows, as to the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended May 31, 1995, as well as total compensation paid to each such individual for the Company's two previous fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year):




I.  Summary Compensation Table
--------------------------------------------------------------------------------

                                     Annual         Long-Term
                                  Compensation      Compensation
--------------------------------------------------------------------------------
Name & Principal Position  Fiscal Salary    Bonus(2)  Options       All Other
                            Year                     Granted (#) Compensation(1)
--------------------------------------------------------------------------------

Donald R. VanLuvanee       1995 $243,892      ---      10,750        $195,056(4)
President and Chief        1994 $213,460  $35,000      23,170        $  3,058
Executive Officer          1993 $181,090  $15,200      50,310        $ 50,712(3)

--------------------------------------------------------------------------------

Barry L. Harmon            1995 $141,636      ---       4,610        $  1,837
Sr. Vice President, Finance1994 $129,240  $25,000       9,840        $  2,585
Chief Financial Officer    1993 $121,750  $ 8,200       5,240             ---

--------------------------------------------------------------------------------

Mark W. Klug               1995 $142,677      ---       4,520        $  1,923
Vice President, ESI, and   1994 $124,250  $17,000       9,470        $  2,485
President, Palomar Systems 1993 $ 93,450  $ 6,200       5,220             ---

--------------------------------------------------------------------------------

Vernon R. Swearingen       1995 $118,117      ---       3,760        $ 50,076(6)
Vice President             1994 $112,120  $10,000       8,380        $ 19,453(5)
                           1993 $ 53,860  $ 5,200       5,200             ---

--------------------------------------------------------------------------------

Edward J. Swenson          1995 $121,072      ---       3,950       $   1,118
Sr. Vice President         1994 $119,995  $ 5,000       8,960       $   1,199
                           1993 $119,990  $ 1,200         450       $   6,515

--------------------------------------------------------------------------------

1) Except as otherwise indicated, represents 401K matching contributions made by the Company.
2)   Bonus for fiscal year 1995 performance has not yet been determined
3)   Includes $47,000 in moving and relocation expenses.
4)   Includes $193,200 in moving and relocation expenses.
5)   Includes $17,210 in relocation expenses
6)   Includes $47,890 in moving and relocation expenses.


II.  Options Table

     The following table sets forth details regarding stock options granted to the named executive officers in fiscal year 1995. In addition, there are shown the hypothetical gains or "option spreads" that would exist for the respective options, assuming rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.



---------------------------------------------------------------------------------------------------------
                                                                            Potential Realizable Value at
                                                                            Assumed Annual Rates of
Option Grants in Last Fiscal Year                                           Stock Price Appreciation for
                                                                            Option Term
---------------------------------------------------------------------------------------------------------
                                        % of Total
                                          Options
                                        Granted to
                                         Employees  Exercise
                      Options            in Fiscal   or Base     Expiration
Name                Granted(1)             Year       Price         Date             5%($)         10%($)
                        (#)                          ($/Sh)
---------------------------------------------------------------------------------------------------------
Donald R. VanLuvanee    10,750              6%        $24.00       03/30/05      $ 162,255      $ 411,186
---------------------------------------------------------------------------------------------------------
Barry L. Harmon          4,610              2%        $24.00       03/30/05      $  69,581      $ 176,332
---------------------------------------------------------------------------------------------------------
Mark W. Klug             4,520              2%        $24.00       03/30/05      $  68,222      $ 172,889
---------------------------------------------------------------------------------------------------------
Vernon R. Swearingen     3,760              2%        $24.00       03/30/05      $  56,751      $ 143,819
---------------------------------------------------------------------------------------------------------
Edward J. Swenson        3,950              2%        $24.00       03/30/05      $  55,619      $ 151,087
---------------------------------------------------------------------------------------------------------

1) All options become exercisable for 25 percent of the shares covered by the option on each of the first four anniversaries of the grant date. The grant date for each option shown in the table above was March 30, 1995. All options become fully exercisable upon termination of the Optionee's employment within one year after a "change in control" of the Company as defined in the Stock Option Plan. Unless the transaction is approved by the Board of Directors, a "change in control" generally includes (a) the acquisition by any person of 20 percent or more of the Company's Common Stock and (b) the election of a new majority of the Company's directors without the approval of the incumbent directors.


III. Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth information with respect to the named executive officers concerning the status of exercisable and unexercisable options held as of May 31, 1995.


----------------------------------------------------------------------------------------------------

                                                 Number of Unexercised          Value of Unexercised
                                               Options at May 31, 1995          In-the-Money Options
                                                                                   at May 31, 1995
----------------------------------------------------------------------------------------------------
                      Shares       Value
Name                 Acquired    Realized   Exercisable  Unexercisable    Exercisable  Unexercisable
                    on Exercise     ($)
----------------------------------------------------------------------------------------------------
Donald R. VanLuvanee                             30,948         53,282       $627,084      $ 799,083
----------------------------------------------------------------------------------------------------
Barry L. Harmon                                   5,081         14,609       $ 77,277      $ 150,317
----------------------------------------------------------------------------------------------------
Mark W. Klug                                      4,978         14,232       $ 84,207      $ 154,545
----------------------------------------------------------------------------------------------------
Vernon R. Swearingen                              4,696         12,644       $ 80,105      $ 142,241
----------------------------------------------------------------------------------------------------
Edward J. Swenson     62,138     $900,199         2,466         11,006       $ 36,631      $ 104,817
----------------------------------------------------------------------------------------------------



IV.  Severance Agreements

In July 1991, the Board of Directors of the Company approved the Company's entry into severance agreements with executive officers of the Company. These agreements generally provide for the payment upon the termination of the employee's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change of control of the Company of an amount equal to three times the employee's annual salary and three years continued coverage under life, accident and health plans. The benefit is capped as necessary to prevent any portion of the benefit from being subject to excise tax. Each employee is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreements). All executive officers of the Company have executed severance agreements.

V.  Performance Graph



Assumes that $100.00 was invested on May 31, 1990 in Electro Scientific Industries, Inc. (ESIO) Common Stock, the S&P 500 and the S&P Hi-Tech Index, and that all dividends were reinvested.


                                                      S&P
           ESIO     Index    S&P 500       Index   High Tech     Index
           ----     -----    -------       -----   ---------     -----
5/31/90    7.75     100.0     361.23       100.0      207.27     100.0
5/31/91    6.25      80.6     389.83       107.9      202.13      97.5
5/31/92    3.50      45.2     415.35       115.0      199.21      96.1
5/31/93    9.50     122.6     450.19       124.6       24.22     108.2
5/31/94   10.50     135.5     465.50       128.9      248.20     119.7
5/31/95   24.38     314.5     533.40       147.7      354.09     170.8


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors makes recommendations to the Board regarding the general compensation policies for ESI, including salaries and incentives for executive officers. The Committee is composed of three directors.

     The Compensation Committee's executive compensation recommendations during the 1995 fiscal year were in three areas: (1) compensation adjustments for the chief executive and other executive officers of the Company; (2) the key employee cash incentive bonus program; and (3) the key employee stock option program.

     The Compensation Committee policies for compensation of ongoing executive officers are designed to fairly compensate the Company's executives and to provide incentive for the officer to manage and operate the Company for long term success. The Compensation Committee recommends, and the Board of Directors determines based on such recommendation, compensation for the Chief Executive Officer. The Compensation Committee also recommends compensation levels for the remaining executive officers of the Company based on the recommendations of the Chief Executive Officer.

     The total compensation of the executive officers takes into account several factors, including competitive compensation in the electronics industry, individual experience and performance, and the performance of the Company. The Committee does not assign a specific weight to these factors. The Company operates in marketplaces which are global, cyclical and subject to technology shifts. The Committee's evaluations of individual performance considers the leadership of each individual's contribution toward achieving the Company's corporate objectives. The objectives include: (1) adequate return on, and efficient use of, invested capital and (2) generating positive earnings throughout the entire range of business conditions.

     The methodology used in determining salary, cash incentive bonus and option grants is as follows:

     Target compensation for each executive is set annually by the Compensation Committee. These targets are based on the results of periodic salary surveys of comparable-sized companies in the electronics industries conducted by the Company's independent compensation consultants and on the level of individual responsibility and job complexity. The Company's target is to pay executives at the mid-point based on the surveys.

     Base salaries are determined annually for each executive officer with reference to the target level for the individual. Salary increases are given when warranted by individual performance and when base salary levels are relatively low as compared to companies that compete with the Company for executive talent to keep base salaries competitive.

     The Chief Executive's base salary was increased to slightly above salary survey midpoint $247,500 during the fiscal year. The increase was based on achieving the Board's goals of improving profitability and attracting a substantial pool of new management personnel. These managers are positively affecting operating results today and represent the company's future. The Board conducted a performance review of the President and CEO at its' June 1995 meeting, concluding that performance was very favorable.

     Cash incentives in the form of cash bonuses are paid at the discretion of the Compensation Committee to executive officers who the Committee determines have made substantial contributions to the profits of the Company in the preceding fiscal year. At the beginning of each fiscal year, the Board of Directors approves the business plan for the year, including sales and pre-tax profit goals. At the same time, the Board of Directors approves a target bonus percentage for executive officers if the established goals are met. In fiscal year 1995, the target bonus percentage was set at 20 percent of the officer's salary. If the goals are met, the Compensation Committee determines, on an individual basis, the extent to which the officer will be awarded the target bonus. Factors considered include individual performance, responsibility and contribution to profits.

     The Company met the goals set for fiscal year 1995 and expects to pay bonuses to officers. The amounts of bonuses have not been determined, but are expected to be determined by the Compensation Committee and approved by the Board of Directors in September 1995.

     The Company uses stock options to reward senior management and to link executive compensation to shareholder interests reflected in increases in share value. The number of options granted to an executive officer under the Company's option plans is recommended by the Compensation Committee and approved by the Board of Directors. In determining the number of options to be granted, the Compensation Committee takes into account the executive's position and job responsibilities. The number of options previously granted to such individual and the collective incentive created by the option grant are also considered. All options are granted at an exercise price equal to the fair market value of the shares on the date of grant, and vest in 25 percent annual increments during the four year period following the date of grant. The number of options granted to executive officers in fiscal year 1995 was 47,680 including 10,750 to Donald
R. VanLuvanee.  This program is currently being reviewed and updated.

     DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit.

Substantially all of the options granted under the Company's 1989 Stock Option Plan have been Incentive Stock Options. The Company receives no tax deduction from the exercise of an Incentive Stock Option unless the optionee disposes of the acquired shares before satisfying certain holding periods. Under proposed IRS regulations, the $1 million cap on deductibility applies to compensation recognized by an optionee upon such an early disposition, as well as compensation recognized upon the exercise of a Nonstatutory Stock Option, unless the option meets certain requirements. It is the Company's policy generally to grant options that meet the requirements of the proposed regulations so that any such compensation recognized by an optionee will be fully deductible. The 1989 Stock Option Plan is proposed to be amended to meet one of those requirements. See "Proposal 2: Amendment of 1989 Stock Option Plan." The Committee believes that the grant of Incentive Stock Options, despite the general nondeductibility, benefits the Company by encouraging the long-term ownership of Company stock by officers and other employees.


By the Compensation Committee

Douglas Strain, Chairman, David Bolender, Larry Hansen



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Directors Douglas Strain, David Bolender and Larry Hansen. No other Compensation Committee member is a current employee of the Company. Mr. Bolender is Chairman of the Board and is considered a part-time employee of the Company. Mr. Strain is Vice Chairman of the Board and was formerly an employee and officer of the Company; he retired in 1985.

                PROPOSAL 2:  AMENDMENT OF 1989 STOCK OPTION PLAN


     The Board of Directors has adopted, subject to shareholder approval, several amendments to the Company's 1989 Stock Option Plan (the "Option Plan"). A copy of the Option Plan, marked to show the proposed amendments, is attached to this Proxy Statement as Appendix A.

PROPOSED AMENDMENTS

     INCREASE IN AUTHORIZED SHARES. At May 31, 1995, only 280,443 shares of the Company's Common Stock were available for future grants under the Option Plan. The Board of Directors believes that additional shares must be reserved for use under the Option Plan to enable the Company to attract and retain key employees and to provide an incentive for them to exert their best efforts for the Company. Stock options have historically been the principal long-term incentive compensation element of the Company's officer and key employee compensation. Accordingly, the Board of Directors has approved, subject to shareholder approval, a 300,000 share increase in the number of shares reserved for issuance under the Option Plan to a total of 1,300,000 shares.

     ANNUAL PER-EMPLOYEE OPTION LIMIT. To comply with proposed regulations under Section 162(m) of the Internal Revenue Code of 1986, the Board of Directors has amended the Option Plan, subject to shareholder approval, to establish a per-employee limit on grants of options under the Option Plan of 250,000 shares annually. See "Tax Consequences."

     NON-EMPLOYEE DIRECTOR OPTIONS. The Board of Directors believes that the grant of options to non-employee directors will help align their interests with shareholder interests, provide them with incentives to exert their best efforts on the Company's behalf, and provide them with compensation competitive with that provided to non-employee directors of other companies. Accordingly, the Board of Directors adopted an amendment to the Option Plan, subject to shareholder approval, to automatically grant each non-employee director an option for 1,000 shares of Company Common Stock on July 31 of each year, commencing with July 31, 1995. See "Description of the Option Plan--Non-Employee Director Options."

     OPTION PRICE. The Option Plan currently permits Nonstatutory Stock Options to be granted with an exercise price of not less than 85 percent of the fair market value of the Common Stock on the date of grant. The Board of Directors has adopted an amendment to the Option Plan, subject to shareholder approval, to increase the minimum exercise price for all options to 100 percent of the fair market value of the Common Stock on the date the option is granted.

     OTHER AMENDMENTS. The Board of Directors has also adopted amendments to the Option Plan, subject to shareholder approval, to:

     * Eliminate the termination date of the Option Plan, thereby extending the term of the Plan for as long as shares remain available.

     * Eliminate the prohibition on vesting of options during the first year after grant, thereby providing flexibility to grant options that become exercisable sooner.

DESCRIPTION OF THE OPTION PLAN

     ADMINISTRATION. The Option Plan is administered by the Board of Directors, which has general responsibility to interpret and administer the Option Plan and to determine to whom and on what terms the options will be granted and whether the options will be Incentive Stock Options or Nonstatutory Stock Options. The Board of Directors may delegate authority to administer the Option Plan to a committee of the Board of Directors. All determinations of the Board of Directors or committee are conclusive. No director may vote on any action relating to any award to that director.

     ELIGIBILITY. Only employees of the Company or its subsidiaries (including employees who are directors) are eligible for selection by the Board of Directors to participate in the Option Plan. Under the proposed amendments, non-employee directors become eligible only for the automatic annual option grants discussed below.

     SHARES AVAILABLE. The Option Plan currently provides that not more than 1,000,000 shares of Common Stock may be issued pursuant to the Option Plan. The proposed amendments will increase the number of shares of Common Stock issuable under the Option Plan by 300,000 shares to a total of 1,300,000 shares. Any shares of Common Stock subject to an option that is canceled or expires will again be available for award under the Option Plan.

     TERM OF PLAN. The Option Plan currently provides that it will be in effect until the earlier of July 1, 1999 or such time as options have been granted and exercised with respect to all shares reserved under the Option Plan. As proposed to be amended, the Option Plan will remain in effect indefinitely until options have been granted and exercised with respect to all reserved shares.

     INCENTIVE STOCK OPTIONS. The Option Plan authorizes the Board of Directors to grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, on terms and conditions it deems appropriate, subject to the following: (1) the option price per share may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted,
(2) the term of the option may not exceed 10 years from the date the option is granted, (3) the purchase price of Common Stock on exercise of an option will be paid in cash or by surrender to the Company of shares of previously acquired Common Stock valued at fair market value on the date of the option exercise, (4) an option will expire on the earlier of (i) the expiration of the term for which it was granted, (ii) one year after termination of an Optionee's employment due to death or physical disability, or (iii) three months after termination of an Optionee's employment for any reason other than death or physical disability, and (5) no Optionee may be granted Incentive Stock Options for Common Stock such that the aggregate fair market value (determined on the date of grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by that Optionee during any calendar year under the Option Plan or any other stock option plan of the Company or any subsidiary of the Company exceeds $100,000.

     NONSTATUTORY STOCK OPTIONS. The Board of Directors may authorize the grant of Nonstatutory Stock Options. The option price may not be less than 85 percent (100 percent under the proposed amendments) of the fair market value of the Common Stock on the date the option is granted, the term of the option may not exceed 10 years plus seven days, the purchase price must be paid as described in clause (3) above and the period of time for exercise is as referred to in clause
(4) above. The Company has not issued Nonstatutory Stock Options at less than 100 percent of fair market value of the Common Stock on the grant date.

     In the case of both Incentive Stock Options and Nonstatutory Stock Options, upon termination of an Optionee's employment following a change of control, any option held by the Optionee may be exercised for all the remaining shares subject to the option, free of any limitation on the number of shares for which the option may be exercised in any one year. In such a case, the option may be exercised at any time before its expiration or the expiration of three months after the date of termination of employment, whichever period is shorter. A change of control is defined to include a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, including but not limited to the following events: the acquisition by any person of 20 percent or more of the Company's outstanding voting securities or the replacement within a two-year period of a majority of the members of the Company's Board of Directors by persons other than incumbent directors or persons approved by the incumbent directors.

     In addition, under the proposed amendments, no employee may be granted options (Incentive or Nonstatutory) for more than 250,000 shares in any fiscal year.

     NON-EMPLOYEE DIRECTOR OPTIONS. Under the proposed amendments, each director who is not a full-time employee of the Company will automatically be granted an option to purchase 1,000 shares of Company Common Stock on July 31 of each year. These automatic options will have an exercise price equal to 100% of fair market value on the date of grant and a term of 10 years, and will become exercisable for 25% of the shares on each of the first four anniversaries of the grant date. Under this new provision, options were granted on July 31, 1995, subject to shareholder approval of the proposed amendments, to each of the five non-employee directors of the Company for 1,000 shares at an exercise price of $37.00 per share.

     STOCK APPRECIATION RIGHTS. The Board of Directors may grant a stock appreciation right (SAR) in connection with an option, or portion thereof, which can be exercised when and to the same extent as the related option. Each SAR will entitle the Optionee to surrender to the Company, unexercised, the related option, or any portion thereof, and to receive in exchange consideration in cash or shares of Common Stock equal in value to the amount by which the fair market value of one share of Common Stock exceeds the option price per share of the related option, multiplied by the number of shares of the related option, or portion thereof, being surrendered. The existence of SARs would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the Common Stock of the Company over the exercise price of shares subject to SARs. No SARs have been granted under the Option Plan.

TAX CONSEQUENCES

     Certain options authorized to be granted under the Option Plan are intended to qualify as Incentive Stock Options for federal income tax purposes. Under federal income tax law currently in effect, the Optionee will recognize no income upon grant or upon a proper exercise of an Incentive Stock Option. If an employee exercises an Incentive Stock Option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an Incentive Stock Option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an Incentive Stock Option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Certain options authorized to be granted under the Option Plan will be treated as Nonstatutory Stock Options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a Nonstatutory Stock Option until the option is exercised. At the time of exercise of a Nonstatutory Stock Option, the Optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon sale of shares acquired upon exercise of a Nonstatutory Stock Option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

     Under federal income tax law presently in effect, no income is realized by the grantee of an SAR until the SAR is exercised. At the time of exercise of an SAR, the grantee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in an amount equal to the market value of the shares or cash received. The Company is required to withhold on the income amount.

     Section 162(m) of the Internal Revenue Code of 1986, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under proposed regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that shareholders approve per-employee limits on the number of shares as to which options may be granted, as proposed in this proposal. Other requirements are that the option be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options granted under the Option Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

RECOMMENDATION BY THE BOARD

     The Board of Directors recommends that the amendments to the Option Plan be approved. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter is required to approve this Proposal 2. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal 2. The proxies will be voted for or against the amendments, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendments to the Option Plan.

                 PROPOSAL 3:  APPROVAL OF SELECTION OF AUDITORS

     The Board of Directors has selected Arthur Anderson LLP as the Company's independent auditors for the fiscal year ending May 31, 1996 and is submitting the selection to shareholders for approval. Arthur Anderson LLP are independent certified public accountants and have audited the accounts of the Company and its subsidiaries since 1983. Proxies will be voted in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for approval of Arthur Anderson LLP as independent auditors. Representatives of Arthur Anderson LLP are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. However, the enclosed proxy gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposals to be considered for inclusion in proxy material for the Company's next annual meeting in September 1996 must be received at the principal executive office of the Company no later than April 13, 1996.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Larry T. Rapp
                              Corporate Secretary

Portland, Oregon
August 17, 1995

                                   APPENDIX A
                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
                             1989 STOCK OPTION PLAN*

     1. PURPOSE. The purpose of this 1989 Stock Option Plan (the "Plan") is to enable Electro Scientific Industries, Inc. (the "Company") to attract and retain [IN ITS EMPLOY] people of training, experience, and ability, and to provide additional incentive to employees and non-employee directors by giving them an opportunity to participate in the ownership of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     2. SHARES SUBJECT TO THE PLAN. Except as provided in Paragraph 15, the total number of shares of the Company's Common Stock, without par value ("Common Stock"), covered by all options granted under the Plan shall not exceed [1,000,000] 1,300,000 authorized but unissued or re-acquired shares. In the event any option under the Plan expires or is canceled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion shall again become available for options under the Plan.

     3. DURATION OF THE PLAN. The Plan shall continue in effect until options have been granted and exercised with respect to all of the shares available for the Plan under paragraph 2 (subject to any adjustments under paragraph 15) [;PROVIDED, HOWEVER, THAT], unless sooner terminated by action of the Board of Directors of the Company (the "Board of Directors")[, THE PLAN SHALL TERMINATE ON, AND NO OPTION SHALL BE GRANTED UNDER THE PLAN AFTER, JULY 1, 1999]. The Board of Directors shall have the right to suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan.

     4. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the employees to whom options shall be granted and the number of shares, the option price, the period of each option, and the time or times at which options may be exercised. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt rules and regulations relating to administration of the Plan, and the interpretation and construction of the provisions of the Plan by the Board of Directors shall be final and conclusive. No director who holds or is eligible to hold an option under the Plan, other than an option under Paragraph 16, shall vote upon any action taken by the Board of Directors involving such matter. The Board of Directors, if it so determines, may delegate to a committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan.

     5.   GRANTS.        (a)  Options granted under the Plan may be Incentive
                         ---
Stock Options, as defined in Section 422[A] of the Internal Revenue Code of 1986, as amended (the "Code"), or Non-Statutory Stock Options. For the purpose of the Plan, a Non-Statutory Stock Option means an option other than an Incentive Stock Option. The Board of Directors or Committee, as the case may be, has the sole discretion to determine which options shall be Incentive Stock Options and which options shall be Non-Statutory Stock Options, and shall specifically designate each option granted under the Plan as an Incentive Stock Option or Non-Statutory Stock Option. No Incentive Stock Option may be granted
                                       ----------------------------------------
under the Plan on or after the tenth anniversary of the last action by the Board
--------------------------------------------------------------------------------
of Directors approving an increase in the number of shares available for
------------------------------------------------------------------------
issuance under the Plan, which action was subsequently approved within 12 months
--------------------------------------------------------------------------------
by the shareholders.
--------------------

          (b)  No employee may be granted Incentive Stock Options under the Plan
          ---
such that the aggregate fair market value, on the date of grant, of the stock with respect to which Incentive Stock Options are exercisable for the first time by the employee during any calendar year under the Plan and under any other


_____________________
*NOTE:  Underlined matter is new; matter in [BRACKETS AND ITALICS] is to be
        ----------
deleted.

incentive stock option plan (within the meaning of Section 422[A] of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

          (c)  No employee may be granted options under the Plan for more than
          --------------------------------------------------------------------
250,000 shares of Common Stock in any fiscal year.
--------------------------------------------------

     6. ELIGIBILITY. Incentive Stock Options and Non-Statutory Stock Options may be granted under the Plan to employees of the Company or any parent or subsidiary of the Company (including employees who are directors). Directors
                                                                    ---------
who are not employees shall only be eligible to receive options granted pursuant
--------------------------------------------------------------------------------
to paragraph 16.
----------------

     7. OPTION PRICE. The option price per share under each option granted under the Plan shall be determined by the Board of Directors at the time of grant. [THE OPTION PRICE FOR A NON-STATUTORY STOCK OPTION MAY BE MORE OR LESS OR EQUAL TO THE FAIR MARKET VALUE OF THE SHARES COVERED BY THE OPTION ON THE DATE THE OPTION IS GRANTED, PROVIDED THAT, IN NO EVENT SHALL THE EXERCISE PRICE BE LESS THAN 85 PERCENT OF THE FAIR MARKET VALUE.] Except as provided in paragraph 9, the option price [FOR AN INCENTIVE STOCK OPTION] shall be not less than 100 percent of the fair market value of the shares covered by the option on the date the option is granted. The fair market value of shares covered by an option shall be deemed to be the last price for the Common Stock as reported to NASDAQ and published in the Wall Street Journal for the day preceding the date of grant, or such other value of the Common Stock as shall be determined by the Board of Directors of the Company.

     8. DURATION OF OPTIONS. Subject to paragraphs 9 and 13, each option granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after ten years from the date it is granted and no Non-Statutory Stock Option shall be exercisable after the expiration of 10 years plus seven days from the date it is granted.

     9. LIMITATIONS ON GRANTS TO 10 PERCENT SHAREHOLDERS. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the stock subject to the option on the date it is granted, as described in paragraph 7, and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date it is granted.

     10. EXERCISE OF OPTIONS. [EXCEPT AS PROVIDED IN PARAGRAPH 13, NO OPTION GRANTED UNDER THE PLAN MAY BE EXERCISED DURING THE FIRST YEAR FOLLOWING THE DATE IT IS GRANTED. THEREAFTER,] Options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors. [THE FOREGOING NOTWITHSTANDING, OPTIONS MAY BE GRANTED UNDER THE PLAN THAT ARE EXERCISABLE IN FULL COMMENCING ON THE DATE OF GRANT, IF SHARES ACQUIRED UPON EXERCISE OF SUCH OPTION ARE SUBJECT TO A REPURCHASE AGREEMENT PERMITTING THE COMPANY TO REPURCHASE ALL OF SUCH SHARES AT THE EXERCISE PRICE IN THE EVENT OF TERMINATION OF EMPLOYMENT OF THE OPTIONEE DURING THE FIRST YEAR FOLLOWING THE DATE THE OPTION IS GRANTED.] If the Optionee does not exercise an option in any one year with respect to the full number of shares to which the Optionee is entitled in that year, the Optionee's rights shall be cumulative and the Optionee may purchase those shares in any subsequent year during the term of the option.

     11. LIMITATION ON RIGHTS TO EXERCISE. Except as provided in paragraph 13 or as otherwise approved by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the Optionee is employed by or a director of the Company or any parent or subsidiary of the
            -------------
Company and shall have been so employed or engaged continuously since the date
                                        ----------
such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment for this purpose.
     12. NONASSIGNABILITY. Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the Optionee except by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death, and each such option by its terms shall be exercisable during the Optionee's domicile at the time of death, and each such option by its terms shall be exercisable during the Optionee's lifetime only by the Optionee.

     13.  TERMINATION OF EMPLOYMENT.

          (a) In the event the employment of an Optionee by the Company or by any parent or subsidiary of the Company is terminated by retirement or for any reason, voluntarily or involuntarily with or without cause, other than in the circumstances specified in subsection (b) or (c) below, any option held by such Optionee may be exercised at any time prior to its expiration date or the expiration of three months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the option on the date of such termination.

          (b) In the event an Optionee's employment by the Company or by any parent or subsidiary of the Company is terminated because of death or physical disability (within the meaning of Section
[105(D)(4)] 22(e)(3) of the Code), any option held by such Optionee may be
            --------
exercised with respect to all remaining shares subject thereto, free of any limitation on the number of shares with respect to which the option may be exercised in any one year, at any time prior to its expiration date or the expiration of one year after the date of such termination, whichever is the shorter period. If an Optionee's employment is terminated by death, any option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such option shall pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

          (c) In the event an Optionee's employment by the Company or by any parent or subsidiary of the Company terminates within one year after a change in control of the Company for any reason other than retirement, death, or physical disability (within the meaning of Section [105(D)(4)] 22(e)(3) of the Code), any
                                                      --------
option held by such Optionee may be exercised with respect to all remaining shares subject thereto, free of any limitation on the number of shares with respect to which the option may be exercised in any one year, at any time prior to its expiration date or the expiration of three months after the date of such termination of employment, whichever is the shorter period. A "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. A change in control of the Company shall not include any change in control pursuant to a written agreement between the Company and another person, which agreement is approved and adopted by the Board of Directors of the Company or pursuant to any tender offer or exchange offer which the Board of Directors has in any manner recommended acceptance of to the shareholders of the Company.

          (d) Unless otherwise approved by the Board of Directors, to the extent an option held by any deceased Optionee or by any Optionee whose employment is terminated shall not have been exercised within the limited periods provided above, all further rights to purchase shares pursuant to such option shall cease and terminate at the expiration of such periods.

     14. PURCHASE OF SHARES. Shares may be purchased or acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the Optionee of the Optionee's intention to exercise, specifying the number of shares as to which the Optionee desires to exercise the option and the date on which the Optionee desires to complete the transaction, which shall not be more than 30 days after receipt of the notice, and, unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the Optionee's present intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase of shares pursuant to an option, the Optionee must have paid the Company the full purchase price of such shares in cash (including cash which may be the proceeds of a loan from the Company), in shares of Common Stock of the Company previously acquired and held for not less than one year by the Optionee, valued at fair market value as defined in paragraph 7, or in any combination of cash and shares of Common Stock of the Company. No shares shall be issued until full payment therefor has been made, and an Optionee shall have none of the rights of a shareholder until a certificate for shares is issued to such Optionee. Each Optionee who has exercised an option shall, upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares with respect to which the option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand.

     15. CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation, by reason of any reorganization, merger, consolidation, re-capitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that each Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of any option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Board of Directors shall be conclusive. In the event of dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, in lieu of providing for options as provided for above in this paragraph 15, the Board of Directors may, in its sole discretion, provide a 30-day period immediately prior to such event during which Optionee's shall have the right to exercise options in whole or in part without any limitation on exercisability.

     16.  OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.
          ----------------------------------------
          (a)  ANNUAL GRANTS.  Each Non-Employee Director shall be automatically
          ---  -----------------------------------------------------------------
granted an option to purchase 1,000 shares of Common Stock on July 31 of each
-----------------------------------------------------------------------------
year, provided the Non-Employee Director is a director on such date.  A "Non-
-----------------------------------------------------------------------------
Employee Director" is a director who is not a full-time employee of the Company
-------------------------------------------------------------------------------
or any of its subsidiaries and has not been an employee of the Company or any of
--------------------------------------------------------------------------------
its subsidiaries within one year of any date as of which a determination of
---------------------------------------------------------------------------
eligibility is made.  Options automatically granted under this paragraph 16 as
------------------------------------------------------------------------------
of July 31, 1995 shall be subject to and conditioned upon approval by the
-------------------------------------------------------------------------
shareholders at the 1995 annual meeting of shareholders of the amendment adding
-------------------------------------------------------------------------------
this paragraph 16 to the Plan.
------------------------------

          (b)  EXERCISE PRICE.  The exercise price of the options granted
          ---  ----------------------------------------------------------
pursuant to this paragraph 16 shall be equal to 100 percent of the fair market
------------------------------------------------------------------------------
value of the Common Stock determined pursuant to paragraph 7.
-------------------------------------------------------------

          (c)  TERM OF OPTION.  The term of each option granted pursuant to this
          ---  -----------------------------------------------------------------
paragraph 16 shall be 10 years from the date of grant.
------------------------------------------------------

          (d)  EXERCISABILITY.  Until an option expires or is terminated and
          ---  -------------------------------------------------------------
except as provided in paragraphs 16(e) and 15, an option granted under this
---------------------------------------------------------------------------
paragraph 16 shall be exercisable according to the following schedule:
----------------------------------------------------------------------


         Period of Non-Employee
         ----------------------
      Directors' Continuous Service
      -----------------------------
          as a Director of the
          --------------------
          Company from the Date                   Portion of Total Option
          ---------------------                   -----------------------
          the Option is Granted                   Which is Exercisable
          ---------------------                   --------------------
            Less than 1 year                      0%
            ----------------                      --
              After 1 year                        25%
              ------------                        ---
              After 2 years                       50%
              -------------                       ---
              After 3 years                       75%
              -------------                       ---
              After 4 years                       100%
              -------------                       ----


          (e)  TERMINATION AS A DIRECTOR.  If an Optionee ceases to be a
          ---  ---------------------------------------------------------
director of the Company for any reason, other than death or physical disability
-------------------------------------------------------------------------------
(within the meaning of Section 22(e)(3) of the Code), the option may be
-----------------------------------------------------------------------
exercised at any time prior to the expiration date of the option or the
-----------------------------------------------------------------------
expiration of three months after the last day the Optionee served as a director,
--------------------------------------------------------------------------------
whichever is the shorter period, but only if and to the extent the Optionee was
-------------------------------------------------------------------------------
entitled to exercise the option as of the last day the Optionee served as a
---------------------------------------------------------------------------
director.  If an Optionee ceases to be a director of the Company as a result of
-------------------------------------------------------------------------------
death or physical disability (within the meaning of Section 22(e)(3) of the
---------------------------------------------------------------------------
Code), the option may be exercised with respect to all remaining shares subject
-------------------------------------------------------------------------------
thereto, free of any limitation on the number of shares with respect to which
-----------------------------------------------------------------------------
the option may be exercised in any one year, at any time prior to the expiration
--------------------------------------------------------------------------------
date of the option or the expiration of one year after the last day the Optionee
--------------------------------------------------------------------------------
served as a director, whichever is the shorter period.
------------------------------------------------------

          (f)  EXERCISE OF OPTIONS.  Options may be exercised upon payment of
          ---  --------------------------------------------------------------
cash or shares of Common Stock of the Company in accordance with paragraph 14.
------------------------------------------------------------------------------

     17.  STOCK APPRECIATION RIGHTS.

          (a) GRANT. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms and conditions as the Board of Directors may prescribe; provided, however, that stock appreciation rights may only be granted in connection with an option grant or in connection with an outstanding option previously granted under the Plan and shall not be assignable other than in conjunction with assignment of the related option pursuant to paragraph 12.

          (b)  EXERCISE.

               (i) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors and only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, the option or portion thereof to which the stock appreciation right relates must be surrendered. No stock appreciation right may be exercised during the six-month period following the date it is granted. Option shares with respect to which a stock appreciation right has been exercised may not again be subjected to options under the Plan.

               (ii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights prior to the adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               (iii) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over the option price per share to which the stock appreciation right relates, times the number of shares covered by the option, or portion thereof, which is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment upon exercise of a stock appreciation right by the Company may be made in Common Stock valued at its fair market value, or in cash, or partly in shares and partly in cash, all as shall be determined by the Board of Directors.

               (iv) The fair market value of the Common Stock shall be determined as specified in paragraph 7.

               (v) Shares issued upon exercise of a stock appreciation right may consist either in whole or in part of authorized and unissued Common Stock or issued Common Stock held as treasury shares. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

               (vi) In the event of any adjustment, pursuant to paragraph 15, in the number of shares of Common Stock subject to an option granted under the Plan, the stock appreciation rights granted hereunder in connection with such option shall be proportionately adjusted.

     18. CORPORATE MERGERS, ACQUISITION, ETC. The Board of Directors may also grant options and stock appreciation rights having terms and provisions which vary from those specified in this Plan provided that any options and stock appreciation rights granted pursuant to this section are granted in substitution for, or in connection with the assumption of, existing options and stock appreciation rights granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     19. AMENDMENT OF PLAN. The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraph 15, however, no change in an option already granted to an employee shall be made without the written consent of such employee. Furthermore, unless approved by the shareholders at an annual meeting or a special meeting, no amendment or change shall be made in the Plan
(a) increasing the total number of shares which may be purchased under the Plan,
(b) changing the minimum option price specified in the Plan, (c) increasing the maximum option period, or (d) materially modifying the requirements for eligibility for participation in the Plan.

     20. APPROVALS. The obligations of the Company under the Plan shall be subject to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange in which the Company's shares may then be listed, in connection with the granting of any option under the Plan, the issuance or sale of any shares purchased upon exercise of any option under the Plan, or the listing of such shares on said exchange. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Common Stock under the Plan if the Company is advised by the legal counsel that such issuance or delivery would violate applicable state of federal securities laws.

     21. EMPLOYMENT RIGHTS. Nothing in the Plan or any option granted pursuant to the Plan shall confer upon any Optionee any right to be continued in the employment of the Company or any parent or subsidiary of the Company, or to interfere in any way with the right of the Company or any parent or subsidiary of the Company by whom such Optionee is employed to terminate such Optionee's employment at any time, with or without cause.